Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: September 23, 2022

For and on behalf of

MORNINGSIDE VENTURE (I) INVESTMENTS LIMITED

By:	/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard, Director

/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard

/s/ Jill Marie Franklin
Jill Marie Franklin

/s/ Peter Stuart Allenby Edwards
Peter Stuart Allenby Edwards

/s/ Cheung Ka Ho
Cheung Ka Ho

For and on behalf of
EQUAL TALENT INVESTMENTS LIMITED

By:	/s/ Suk Ying Pauli Ng
Suk Ying Pauli Ng, Director

/s/ Suk Ying Pauli Ng
Suk Ying Pauli Ng

For and on behalf of
SEASON PIONEER INVESTMENTS LIMITED

By:	/s/ Suk Ying Pauli Ng
Suk Ying Pauli Ng, Director

/s/ Suk Ying Pauli Ng
Suk Ying Pauli Ng

For and on behalf of
GOLWYN CAPITAL APPRECIATION LIMITED

By:	/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard, Director

/s/ Jill Marie Franklin
Jill Marie Franklin